                                                                    EXHIBIT 32.1


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of GSI Lumonics Inc. (the "Company") on Form 10-Q for the period ending July 2, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles D. Winston, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                           /s/ CHARLES D. WINSTON
                                           -------------------------------------
                                           Charles D. Winston
                                           President and Chief Executive Officer

August 11, 2004


This Certification shall not be deemed part of the Report or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filings to the Report.

A signed original of this written statement required by Section 906 has been provided to GSI Lumonics Inc. and will be retained by GSI Lumonics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.